                                                                    EXHIBIT 2.13

                           HOTEL PURCHASE AGREEMENT
                           ------------------------


     THIS HOTEL PURCHASE AGREEMENT (this "Agreement") is made as of this __ day of January, 1997 by and between I-90 HOTEL, INC., an Illinois corporation ("SELLER"), ACQ, INC., an Illinois corporation ("ACQ") and AMERICAN GENERAL
  ------                                         ---
HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, together with its successors and assigns ("PURCHASER").
                                           ---------


                                   RECITALS:
                                   --------


     A. Seller is the owner of the Hotel (as hereinafter defined) known as the Radisson Arlington Heights located in Arlington Heights, Cook County, Illinois.

     B. Seller desires to sell the Hotel to Purchaser, and Purchaser desires to purchase the Hotel from Seller, on the terms and conditions hereinafter set forth.

                                   AGREEMENT:
                                   ---------

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE 1
                                 THE CONTRACT
                                 ------------

     For and in consideration of the mutual benefits enjoyed by one another under this Agreement, Seller agrees to sell and convey the Hotel to Purchaser and Purchaser agrees to purchase and accept conveyance of the Hotel pursuant to the terms and conditions set forth in this Agreement.

                                   ARTICLE 2
                                     HOTEL
                                     -----

     As used in this Agreement, the term "HOTEL" shall mean and refer to the
                                          -----
following:

          (a) The real property located at 75 West Algonquin Rd., Arlington Heights, Cook County, Illinois, more particularly described on Exhibit A
                                                               ---------
attached hereto, together with all rights, alleys, streets, strips, gores, waters, privileges, appurtenances, advantages and easements belonging thereto or in any way appertaining thereto (collectively the "LAND");
                                                   ----

          (b) The 6 story, 201 room hotel and all other buildings, structures, fixtures, parking areas, and other improvements presently located upon the Land (collectively, the "IMPROVEMENTS");
                    ------------

          (c) Seller's right, title and interest in, to and under all tangible personal property and fixtures (which are not part of the Improvements) of any kind attached to, or located upon and used in connection with the ownership, maintenance, use or operation of the Land or Improvements as of the date hereof (or acquired by Seller and so employed prior to Closing, as defined below), including, but not limited to, all furniture, fixtures, equipment, signs; all heating, lighting, plumbing, drainage, electrical, air conditioning, and other mechanical fixtures and equipment and systems; all copy machines, computers, software, facsimile machines and other office equipment; all elevators, escalators, and related motors and electrical equipment and systems; all hot water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment, all shelving and partitions, all ventilating equipment, and all incinerating and disposal equipment; all tennis, pool and health club and fitness equipment and furnishings; all vans, automobiles and other motor vehicles; all carpet, drapes, beds, furniture, televisions, telephones and other furnishings; and all stoves, ovens, freezers, refrigerators, dishwashers, disposals, kitchen equipment and utensils, tables, chairs, plates and other dishes, glasses, silverware, serving pieces and other restaurant and bar equipment, apparatus and utensils (collectively, the "FF&E"). Seller agrees
                                                      ----
that as of the date hereof and the Closing Date (as hereinafter defined), Seller will not cause or permit the removal of FF&E from the Hotel except for the purpose of discarding worn and valueless items, and provided that such discarded items are replaced with items equal or greater in value to the original value of such discarded items;

          (d) Seller's right, title and interest in, to and under all merchandise, supplies, inventory and other items used for the operation and maintenance of guest rooms, guest services, restaurants, lounges, swimming pools, health clubs, and other common areas and recreational areas located within or relating to the Improvements, including, without limitation, all food and beverage (alcoholic and non-alcoholic) inventory, office supplies and stationery, advertising and promotional materials, towels, washcloths, linen and bedding, guest cleaning, paper and other supplies, napkins and tablecloths, upholstery material, carpets, rugs, furniture, engineers' supplies, paint and painters' supplies, employee uniforms, and pool, tennis court and other recreational area cleaning and maintenance supplies (collectively, the

"SUPPLIES").  Seller agrees that between the date hereof and the Closing Date,
 --------
Seller will not cause or permit depletion of Supplies except in the ordinary course of business, but will cause the Supplies to be maintained in normal quantities considering the season and in accordance with Section 8.1(g) hereof;

          (e) All leases, licenses, occupancy agreements, "trade-out" agreements, advance bookings, convention reservations, or other agreements demising space in, providing for the use or occupancy of, or otherwise similarly affecting or relating to the use or occupancy of, the Improvements or Land, together with all amendments, modifications, renewals and extensions thereof, and all guaranties by third parties of the obligations of the tenants, licensees, concessionaires or other entities thereunder (collectively, the "LEASES" and individually, the "LEASE"), including, without limitation, that
     ------                         -----
certain lease (as amended, the "SAGES LEASE") dated as of November 20, 1979,
                                -----------
between American National Bank & Trust Company of Chicago, as trustee under Trust Agreement dated November 8, 1978 known as Trust No. 45170, Seller's predecessor-in-interest, as landlord, and Arley's, Inc., an Illinois corporation, predecessor-in-interest to the current tenant thereunder, Sage's Sages, Inc. ("SAGES"), as tenant (which Sages Lease is subject to the terms and
              -----
conditions of that certain settlement agreement between Sages and Seller dated as of August 15, 1996 the "SAGES SETTLEMENT AGREEMENT");
                           --------------------------

          (f) All prepaid rents and deposits held by Seller or its managing agent, including, but not limited to, refundable security deposits and rental deposits, and all other deposits for advance reservations, banquets or future services, made in connection with the use or occupancy of the Improvements (collectively the "DEPOSITS"); provided, however, that to the extent Purchaser
                   --------
does not receive the Deposits at Closing, Purchaser shall be entitled to a credit against the cash portion of the Purchase Price (as defined below) in an amount equal to the Deposits;

          (g) To the extent assignable, any and all of the following that relate to or affect, in any way, the design, construction, ownership, use, occupancy, leasing, maintenance, service, or operation of the Land, Improvements, Leases, Deposits, Supplies, or FF&E:

             (i) Contracts and agreements, such as labor, collective bargaining, service or maintenance contracts, management or employment agreements, utility contracts, contracts for the purchase of supplies, insurance contracts, airline agreements, corporate account agreements, travel agency agreements, telephone service agreements, cable service agreements and yellow pages or other advertising agreements, but only to the extent assumed hereunder by Purchaser (collectively, the "SERVICE CONTRACTS");
                                                        -----------------

             (ii) Warranties, guaranties, indemnities, and claims for the benefit of Seller (collectively the "WARRANTIES");
                                          ----------

             (iii) Licenses (including without limitation liquor, beer, wine, bar and similar licenses), permits (including without limitation health, swimming pool and elevator permits), franchises (including without limitation hotel franchise license agreements), utility reservations, certificates of occupancy, and similar documents issued by any federal, state, or municipal authority or by any private party so long as assignment can be made without material cost to Seller, but only to the extent assumed hereunder by Purchaser (collectively the "LICENSES");
                                               --------

             (iv) Telephone numbers, trade names, trade styles, trade marks, service marks, and other identifying material, and all variations thereof, together with all related goodwill (collectively, the "TRADENAMES") (it being understood and
                                          ----------
     agreed that the name of the hotel chain to which the Hotel is affiliated by franchise or other license agreement is a protected name or registered service mark of such hotel chain and cannot be transferred to Purchaser by this Agreement);

             (v) Plans, drawings, specifications, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports to the extent in Seller's possession or control (collectively, the "PLANS AND SPECS");
                                 ---------------

             (vi) Leases of any FF&E and other contracts permitting the use of any FF&E at the Improvements, but only to the extent assumed hereunder by Purchaser (collectively, the "FF&E LEASES");
                                   -----------

          (h) Seller's right, title and interest if any, in the right to receive immediately on and after Closing and continuously consume thereafter water service, sanitary and storm sewer service, electrical service, gas service, and telephone service on and for the Land and Improvements in capacities that are adequate to operate the Improvements for the purposes for which they were intended, free and clear of all qualifications and encumbrances other than the obligation to pay the applicable utility company the published rate for utility consumption after Closing, and the foregoing right shall include, but not be limited to (i) the right to the present and future use of wastewater, drainage, water and other utility facilities to the extent such use benefits the Land or Improvements, (ii) all reservations of or commitments covering any such use in the future, (iii) all wastewater capacity reservations ever issued and relating to the Land or Improvements, and (iv) all deposits held by any such utility suppliers (all of the foregoing are referred to in this Agreement collectively as the "UTILITY RESERVATIONS");
        --------------------

          (i) All rights, titles, and interests of Seller, if any, appurtenant to the Land and Improvements, including, but not limited to, (i) all easements, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and appurtenances in any way belonging to the Land or Improvements,
(ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Land, (iii) any strips or gores of real estate adjacent to the Land, (iv) any leases of adjacent land of facilities used in connection with the operation of the Hotel, and (v) the use of all alleys, easements and rights-of-way, if any, abutting, adjacent or contiguous to or adjoining the Land (collectively, the "APPURTENANCES");
                                                           -------------

          (j) All books and records, promotional material, tenant data, marketing and leasing material and forms, market studies, keys, and other materials of any kind owned by Seller and in Seller's possession or control, or to which Seller has access or may obtain and has the right to convey and deliver which are or may be used in Seller's ownership or use of the Land, the Improvements or the FF&E, whether any of the foregoing are in hard copy form or in computerized data storage form (collectively, the "RECORDS"); provided,
                                                      -------
however, that a copy of any such material which constitutes a part of Seller's continuing business or financial records may be retained by Seller;

          (k) Seller's active guest ledger and cash drawers and house accounts as of 2:00 A.M. on the Closing Date (the "CASH AND EQUIVALENTS"); and
                                          --------------------

          (l) the existing Radisson franchise or license agreement with respect to the Hotel (the "FRANCHISE" or "FRANCHISE AGREEMENT"), provided that any
                   ---------      -------------------
requisite franchisor consents have been obtained; provided, however,

               (i) the term "Hotel" shall not include any of
     Seller's right, title or interest in and to any payment or refund of taxes paid for the tax years 1992, 1993, 1994 or 1995, which are the subject of tax appeals instituted by Seller (the "PRIOR TAX APPEALS") and currently
                                            -----------------
     pending, all such rights being hereby reserved by Seller; and

               (ii) the Hotel shall be conveyed, assigned, and transferred to Purchaser at Closing free and clear of all mortgages, debts, liens, (except that Purchaser shall take subject to the lien of the First Mortgage (hereinafter defined) as set forth in Section 3.5 hereof) encumbrances, management agreements, leases, licenses, franchises, concession agreements, security interests, conditions, restrictions, rights-of-way, easements, encroachments, claims and other matters affecting title, except for those matters specifically approved in writing by Purchaser or otherwise permitted by the express terms of this Agreement.

                                   ARTICLE 3
                                 PURCHASE PRICE
                                 --------------

     3.1. Purchase Price.  The price for which Seller agrees to sell and convey
          --------------
the Hotel to Purchaser, and which Purchaser agrees to pay or deliver to Seller (herein, the "PURCHASE PRICE") for the Hotel shall be an aggregate amount to be
              --------------
finally determined as of the Closing Date, but which shall be comprised of the amounts or values of the components of the Purchase Price described below. Except as set out below, the Purchase Price shall be paid at Closing in cash or by wire transfer of immediately available funds.

          (a) Fixed Cash Payment.  Purchaser shall at Closing make payment to
              ------------------
ACQ (for the account of Seller) a cash payment in the amount of Three Million Three Hundred Thousand Dollars ($3,300,000), which payment (the "FIXED CASH
                                                                 ----------
PAYMENT") shall not be subject to adjustment.  Purchaser has, concurrently
-------
herewith, delivered to ACQ a letter of credit in the amount of $300,000 (the

"LETTER OF CREDIT") which shall be held by ACQ and (i) returned to Purchaser if
 ----------------
Purchaser terminates this Agreement in accordance with the terms hereof, whether as a result of a Seller default, Purchaser's termination during the Review Period or Purchaser's termination as a result of casualty, condemnation, failure of title or failure to satisfy Purchaser's conditions precedent to close on the Closing Date, (ii) returned to Purchaser concurrently with Closing or (iii) drawn down by ACQ on not less than ten (10) days notice to Purchaser if Purchaser defaults in its obligations to close hereunder following the expiration of applicable notice, grace and cure periods (unless Purchaser delivers $300,000 to ACQ prior to the close of business on the last day of said ten (10) day period, in which event ACQ shall return the Letter of Credit to Purchaser).

          (b) First Mortgage Debt.  Purchase shall take title to the Hotel
              -------------------
subject to (subject to Section 3.4 below) that certain mortgage, assignment of rents and security agreement dated as of February 1, 1996 (the "FIRST MORTGAGE")
                                                                --------------
made by Seller in favor of First Lender which secures Seller's obligations to Farmer's State Bank ("FIRST LENDER") under that certain Mortgage Note dated as
                      ------------
of February 1, 1996 made by Seller in favor of First Lender in the Principal Amount of Eight Million Two Hundred Eighteen Thousand Seven Hundred Fifty Five and 05/100ths ($8,218,755.05) Dollars (the "FIRST MORTGAGE NOTE"; the First
                                            -------------------
Mortgage Note, the First Mortgage and any UCC Financing Statements made by Seller in favor of First Lender as additional security therefor are collectively defined as the "FIRST MORTGAGE LOAN DOCUMENTS"); provided, however, Purchaser
                -----------------------------
agrees that the First Mortgage Loan Documents may be amended by Seller prior to Closing in only one (1) respect, by accelerating the maturity date of the First Mortgage Note to a date not earlier than the earlier to occur of (x) the date that is one (1) year and one (1) day after the Closing Date hereunder and (y) March 31, 1998. All accrued and unpaid interest due under the First Mortgage Note as of the Closing Date shall be apportioned between Purchaser and Seller as of the Closing Date and Seller shall pay any other late penalties, default interest and other charges and expenses due under the First Mortgage Loan Documents which have accrued prior to the Closing Date.

          (c) Profits Interest.  As part of the consideration for the sale and
              ----------------
conveyance of the Hotel, Purchaser shall deliver to ACQ or its designee

("PARTICIPANT") a profit participation interest in the Hotel (the "PROFITS
-------------                                                      -------
INTEREST") by executing and delivering to Participant at Closing an agreement in
--------
the form of Exhibit C attached hereto (the "PROFITS INTEREST AGREEMENT").
            ---------                       --------------------------

          (d) Sages Settlement Payments.  As part of the consideration for the
              -------------------------
sale and conveyance of the Hotel, Purchaser shall deposit into an escrow account all of the remaining fixed payment obligations of Seller under the Sages Settlement Agreement.

     3.2. Allocations.  Subject to adjustments in accordance with the terms of
          -----------
this Agreement, the Purchase Price shall be allocated among the Land, Improvements, FF&E, and the other components of the Hotel as follows:


Component            Allocated Purchase Price
-------------------  -------------------------
Land                 10%
Improvements         87%
FF&E                  3%

This allocation has been made in accordance with the residual method set forth in Treasury Regulations promulgated under Section 338(b)(5) of the Internal Revenue Code of 1986, as amended. The parties agree that such allocation has been arrived at by a process of arm's-length negotiations, including the parties' best judgment as to the fair market value of each respective asset, and the parties specifically agree to the allocation as final and binding, and will consistently reflect those allocations on their respective Federal, State and local tax returns.

     3.3. Consent of Acq. Inc.  ACQ is the present owner and holder of a certain
          --------------------
$14,425,555.91 Promissory Note dated as of February 1, 1996 made by Seller to the order of VRN, Inc. (the "ACQ NOTE") ACQ agrees to discharge the Acq Note at
                             --------
Closing upon satisfaction of only the following: (a) receipt of the Fixed Cash Payment, which Seller hereby agrees should be made at Closing directly to ACQ or as ACQ may otherwise direct in a notice to Purchaser made prior to the Closing Date; (b) the execution and delivery to Participant of the Profits Interest Agreement; and (c) the execution and delivery to ACQ of an assignment (the

"PRIOR TAX APPEALS ASSIGNMENT") in form reasonably acceptable to the parties,
 ----------------------------
with respect to the assignment to ACQ or its designee by Seller of Seller's rights to any recovery under the Prior Tax Appeals.

     3.4. Assumption of First Mortgage.  Purchaser's "taking subject to" the
          ----------------------------
First Mortgage Loan may take the form of an amendment to the First Mortgage Note or the execution by Purchaser of a substitute First Mortgage Note (in either case, providing for the new, accelerated maturity date discussed above), provided, in any event, (i) the "assumption" shall not alter the absolutely non-recourse nature of the First Mortgage Note obligation, (ii) Purchaser shall not be required to modify its formation documents or execute or deliver any further documentation with respect to same, including, without limitation, an opinion of counsel with respect to the enforceability of the First Mortgage Loan Documents (provided, however, that Purchaser shall, if requested by First Lender, provide an opinion of counsel that Purchaser has duly authorized, executed and delivered such substitute First Mortgage Note), (iii) Seller shall pay for any endorsement to the First Lender's policy of title insurance reflecting the change in ownership of the Hotel and (iv) Seller shall pay any fees and expenses of First Lender's counsel incurred in connection with the foregoing.

     3.5. Other Considerations; Final Payment under the Acq Note.
          ------------------------------------------------------
          (a) In addition to the payment of the Purchase Price, it is acknowledged and agreed by Purchaser that the Hotel shall be delivered to Purchaser subject to the operating payables and other obligations related thereto which are outstanding as of the Closing Date, including the obligations related to payment of real estate taxes for the year 1996 and subsequent years. These items shall be apportioned as provided herein and shall not be reflected in an adjustment of the Fixed Cash Payment. It is also agreed by the parties that all cash accounts held by the Hotel as of Closing shall be assigned to Purchaser at

Closing, including, without limitation, any escrow accounts for the payment of real estate taxes and/or insurance held by the Hotel, its manager, or the First Lender, and these items shall be also apportioned as provided herein.

          (b) Notwithstanding anything to the contrary contained in this Agreement, it is acknowledged by the parties that pursuant to the terms of the Acq Note, as of December 31, 1996, a payment of "Net Cash Flow" in the amount of $200,000 is due and owing ACQ (the "FOURTH QUARTER NET CASH FLOW AMOUNT"). This
                                    -----------------------------------
amount, together with all funds at the Hotel or in Seller's accounts as of Closing (the "1997 SELLER CASH FLOW") shall remain with the Hotel and shall not
              ---------------------
be paid to Acq and/or Seller, as applicable, if at all, until the date which is 75 days after Closing (the "POST CLOSING ADJUSTMENT DATE") and final
                            ----------------------------
apportionment and proration as provided in Section 11.6. ACQ covenants and agrees that the cost and expenses of Seller incurred in connection with this transaction shall be payable from the Fourth Quarter Net Cash Flow Amount and 1997 Seller Cash Flow, and the balance of that amount remaining after payment of such expenses shall be available to pay, to the extent necessary, the net prorations required to be made under this Agreement to the extent the same are due as a credit to Purchaser at closing. To the extent that such net prorations exceed the amount of the remaining Fourth Quarter Net Cash Flow Amount and 1997 Seller Cash Flow, then Purchaser shall be responsible for the payment of such excess and Seller shall have no further liability with respect to same. In the event that net prorations due Purchaser are less than the remaining balance of the Fourth Quarter Net Cash Flow Amount and 1997 Seller Cash Flow, then such balance shall be paid to ACQ promptly after the Post Closing Adjustment Date. If, at Closing, it is determined that the net prorations under this Contract result in a credit to Seller, then such amount shall be held in trust by Purchaser until the final apportionments and prorations are completed and such credit shall be paid to ACQ on the Post Closing Adjustment Date (after payment of closing expenses of Seller, as aforesaid).



     3.6. Sages Settlement.  As a part of the Closing, Seller shall assign to
          ----------------
Purchaser all of its right, title, and interest under the Sages Settlement Agreement, including, without limitation, any right, title and interest under the Note Purchase Agreement executed in connection therewith, and Purchaser shall assume all obligations of Seller thereunder. To the extent any amounts are held in any escrow agreement under the Settlement Agreement, all rights of Seller to same, and all obligations of Seller respecting same, shall be assigned to Purchaser by Seller, and Purchaser shall be substituted as a party to the escrow for Seller. Seller shall execute such assignments and other agreements as shall be reasonably requested by Purchaser in connection with the foregoing assignment and assumption.

                                   ARTICLE 4
                                TITLE DELIVERIES
                                ----------------

     4.1. Title Commitment.  On or before January 15, 1997, Seller shall obtain
          ----------------
and deliver to Purchaser, at Purchaser's sole cost and expense, the following:

          (a) A Commitment for Title Insurance (the "TITLE COMMITMENT") issued
                                                     ----------------
by First American Title Insurance Company, through an agency or law firm designated by Purchaser (the "TITLE COMPANY"), for the most recent form of ALTA
                              -------------
owner's policy, covering the Land and Improvements, in the full amount of the Purchase Price allocable to the Land and the Improvements, with access, zoning, subdivision, contiguity and survey endorsements and any other endorsements as Purchaser or its lender may reasonably require, setting forth the current status of the title to the Land and Improvements, showing all liens, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions, and any other matters affecting the Land and Improvements, and pursuant to which the Title Company agrees to issue to Purchaser at Closing an Owner Policy of Title Insurance (the "TITLE POLICY") on the most recent form of
                                      ------------
ALTA comprehensive coverage owner's policy as endorsed as Purchaser or its lender may reasonably require; and

          (b) A true, complete, and legible copy of all documents and instruments (as recorded, where applicable) (the "SUPPORTING DOCUMENTS")
                                                  --------------------
referred to or identified in the Title Commitment, including, but not limited to, all deeds and other conveyance documents evidencing transfer of title into Seller, lien instruments, leases, plats, surveys, reservations, restrictions, and easements.

     4.2. UCC Search.  On or before January 15, 1997, Seller shall obtain and
          ----------
deliver to Purchaser, at Purchaser's sole cost and expense, current written reports (the "UCC SEARCHES") from the Office of the Secretary of State of the
              ------------
State where the Hotel is located and the deed recording offices of the county where the Hotel is located reflecting the results of current searches of the Uniform Commercial Code Records maintained by such offices, said UCC Searches to be made under the name of Seller and any trade names used by Seller at the Hotel.

     4.3. Survey.  Prior to the execution of this Agreement, Seller has provided
          ------
to Purchaser its most recent "as built" survey (the "SURVEY") of the Land and
                                                     ------
Improvements. Purchaser, at Purchaser's sole cost and expense, shall be responsible for obtaining any updated survey from this or any other surveyor (the "NEW SURVEY"). If different from the description contained in Exhibit A
      ----------                                                    ---------
attached to this Agreement, the legal description of the Land contained in the New Survey, once the correctness thereof has been confirmed by Seller, Purchaser and the Title Company, shall be substituted for the description of the Land contained in said Exhibit A and this Agreement shall be deemed amended by the
                  ---------
substitution of the legal description of the Land contained in the New Survey as a new Exhibit A without the necessity of the parties executing any additional
      ---------
written amendments to this Agreement. In addition, such description shall be used in the Title Policy and in the deed.

                                 ARTICLE 5
                   HOTEL DOCUMENTS, INSPECTING AND OBJECTIONS
                   ------------------------------------------

          5.1.  Inspections.  Seller shall give Purchaser and Purchaser's agents
                -----------
and representatives reasonable access to the Hotel during normal business hours prior to Closing and the right to physically inspect the Hotel, to conduct soil tests, environmental tests and inspections, and other tests and inspections (so long as such tests and inspections do not unreasonably interfere with the use and occupancy of the Hotel by Seller, by guests or patrons of the Hotel, or by tenants) and to examine any books, records and other financial information pertaining to the Hotel located at the Hotel. The costs and expenses of Purchaser's investigation shall be borne solely by Purchaser. In the event that the transaction contemplated by this Agreement does not close for any reason other than Seller's default, Purchaser shall have the obligation to repair any damage caused by Purchaser's inspections and tests to the condition prior to Purchaser's entry, which obligation shall survive any termination of this Agreement. The terms of this Agreement and all information furnished by Seller to Purchaser in accordance with the provisions of this Agreement or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, subject to the provisions of Article 6 below.

          5.2.  Hotel Documents.  As soon as practicable but in no event later
                ---------------
than January 15, 1997, Seller, at Seller's sole cost and expense, will deliver to Purchaser true, correct and complete copies (or where specifically indicated, original counterparts) of the following, together with all amendments, modifications, renewals or extensions thereof, provided that Seller shall only be obligated to deliver same (and/or prepare/update Schedules and Exhibits with respect to same) to the extent that same are in the possession or control of ACQ and not Manager:

             (i) All Warranties relating to the Hotel or any part thereof which are still in effect;

             (ii) Financial statements, balance sheets, income statements, general ledgers, budgets and Federal and State income tax returns for the Hotel, for the current year to date and each of the two (2) years prior to the year of this Agreement (the "FINANCIAL STATEMENTS"), including the
                                      --------------------
     itemization of (1) annual insurance premiums for each such year for fire, extended coverage, workers' compensation, vandalism and malicious mischief, general liability, business interruption, rents and other forms of insurance shown thereon; (2) expenses incurred for water, electricity, natural gas, sewer and other utility charges; (3) total rents and revenues collected from tenants and from hotel guests and other patrons of the Hotel; (4) management fees; (5) maintenance, repairs and other expenses relating to the management and operation of the Hotel; (6) historical occupancy statistics for the Hotel; and (7) all capital expenditures made during the aforementioned periods;

             (iii)  All Licenses;

             (iv) All of the most recent real estate and personal property tax statements with respect to the Hotel and notices of appraised value for the Land and Improvements;

             (v) To the extent in Seller's possession or control or readily obtainable without material expense, all engineering and architectural plans, drawings and specifications relating to the Hotel, as well as copies of any environmental reports, boundary surveys, engineering reports and subsurface studies affecting the Hotel. If the Hotel is purchased by Purchaser, all such documents and information shall thereupon be and become the property of Purchaser without payment of any additional consideration therefor; provided, however, in the event that the Closing does not actually occur, Purchaser shall return such information to Seller;

             (vi) All Service Contracts and a schedule of such Service Contracts (the "SCHEDULE OF SERVICE CONTRACTS");
           -----------------------------

             (vii) All Leases (other than guest or room booking and reservation contracts), a schedule of such Leases (the "SCHEDULE OF LEASES") and all
                                                 ------------------
     agreements for real estate commissions, brokerage fees, finder's fees or other compensation payable by Seller in connection therewith which would be binding on Purchaser after Closing;

             (viii) A rent roll including for each Lease (1) the name of the tenant; (2) the suite; (3) the base rental rate; (4) the amount of prepaid rent; (5) the amount of each security deposit; (6) the applicable percentage rental rate, if any, and the means of calculation thereof; (7) the date of the Lease; and (8) the expiration date of the Lease;

             (ix) To the extent in Seller's possession or control all notices received from governmental authorities in connection with the Hotel;

             (x) A list of all current Hotel employees and their salaries or wages and all employment benefits accompanied by copies of their employment agreements and/or union contracts, if any;

             (xi) All FF&E Leases and a schedule of such FF&E Leases (the

     "SCHEDULE OF FF&E LEASES");
     ------------------------

             (xii) The Franchise Agreement and a current deficiency report and the two most recent inspection reports of the franchisor of the Hotel;

             (xiii) An inventory of the FF&E and Supplies;

             (xiv) A schedule of the Deposits and the Utility Reservations (the "SCHEDULE OF DEPOSITS AND UTILITY RESERVATIONS");
      ---------------------------------------------

             (xv) A description of the existing insurance covering the Hotel;

             (xvi) An unaudited balance sheet (the "BALANCE SHEET") of the
                                                    -------------
     Hotel as of September 30, 1996 (the "BALANCE SHEET DATE"), listing all
                                          ------------------
     liabilities, accounts payable and accounts receivable of the Hotel and the Partnership as of such date. The Balance Sheet (i) will be in accordance with the books and records of the Hotel, (ii) will fairly present the financial condition of the Hotel at the Balance Sheet Date and the financial results for the entities and periods therein specified and (iii) will have been prepared in accordance with generally accepted accounting principles consistently applied;

             (xvii) A schedule of any litigation, arbitration or administrative proceedings pending or threatened with respect to the Hotel;

             (xviii) All documents evidencing or securing the First Mortgage (the "FIRST MORTGAGE DOCUMENTS");
           ------------------------

             (xix) The Sages Lease and the Sages Settlement Agreement; and

             (xx) Such other documents or information as may be reasonably requested by Purchaser no later than twenty (20) days after the execution hereof.

Seller shall promptly notify Purchaser in writing upon learning of any material inaccuracy, misstatement or omission in any of the information furnished to Purchaser and shall supply Purchaser with updated information or schedules, as required.

Seller covenants and agrees to deliver all documents and agreements pertaining to the Hotel which are in the possession or control of Seller or ACQ but not Manager.

     5.3.  Purchaser's Review Period Termination Right.  Purchaser shall
           -------------------------------------------
have until 5:00 P.M. Eastern Time on January 25, 1997 (the "REVIEW PERIOD"), to
                                                            -------------
evaluate the Hotel and the matters reflected in Sections 4.1, 4.2, 4.3, 5.1, 5.2, 5.4 and 9.5 and to obtain the approval of the boards of directors of Purchaser and American General Hospitality Corporation (the "REIT") to the terms
                                                             ----
and conditions of, and the transactions contemplated by, this Agreement. In the event Purchaser shall determine, in Purchaser's sole discretion, that the results of the inspection and review are unsatisfactory, or either of the Purchaser or the REIT are unable to obtain the requisite approval of their respective board of directors, or for any other reason whatsoever, then, in such event, Purchaser shall have the right to terminate this Agreement upon written notice to Seller delivered at any time on or before the expiration of the Review Period. Upon the termination of this Agreement by Purchaser, the Letter of Credit shall be returned to Purchaser and thereafter neither party shall have any further obligation or liability to the other under this Agreement, except for the obligation to pay the cost of repairs, if any, set forth in Section 5.1 and the return of the materials pursuant to Section 5.2(v) hereof. If Purchaser fails to notify Seller of its election to proceed to closing on or before the expiration of the Review Period, then the Letter of Credit shall be returned to Purchaser.

     5.4.  Operational Licenses.  During the Review Period Purchaser shall have
           --------------------
obtained, or determined that it will be able to obtain, all permits, licenses, approvals and other authorizations necessary or desirable to operate the Hotel and all restaurants, bars and lounges presently located in the Hotel, including, without limitation, the Liquor Licenses (hereinafter defined). To that end, Sellers and Purchaser shall cooperate with each other, and each shall execute such transfer forms, license applications and other documents as may be necessary or desirable for Purchaser or its designees to obtain such permits, licenses, approvals and other authorizations.

     5.5.  Procedure for Purchaser's Objections.  At any time during the Review
           ------------------------------------
Period Purchaser may notify Seller in writing of any objections Purchaser may have with respect to the Hotel or to any matters reflected in or concerning the Title Commitment, the Supporting Documents, the Survey, the UCC Searches, any of the other documents or items delivered by Seller to Purchaser, or to the results of the inspections, tests, and studies under Section 5.1 and any other tests or inspections of the Hotel made by Purchaser, or to any Service Contracts, Leases, FF&E Leases, or Licenses or any other matters pursuant to Sections 4.1, 4.2, 4.3, 5.1, 5.2, 5.4 and 9.5. If Purchaser shall so notify Seller of any objections, Seller may elect to cure any or all such objections by giving Purchaser notice of its intent to cure, whereupon Seller shall be obligated to cure or remove the objections identified in its notice on or before the Closing Date. In no event shall Seller be obligated to cure any objection(s) of Purchaser, except that Seller shall be obligated to remove any existing mortgages and other monetary liens encumbering the Hotel, as well as any other encumbrances created by Seller other than the First Mortgage or real estate taxes for 1996 and subsequent years. By Closing, Seller shall, at Seller's expense, cancel any and all management agreements affecting the Hotel, and any of such other Service Contracts, Leases (to the extent terminable at the option of Seller) and FF&E Leases objected to by Purchaser. If Purchaser notifies Seller that it wants to acquire the Hotel free and clear of the existing Franchise, Purchaser shall cause such Franchise to be terminated effective as of the Closing Date, provided that Purchaser shall be responsible for the payment of any termination fees or penalties payable to the franchisor in order to obtain such termination. If Purchaser does not object to the existing Franchise, Purchaser shall be obligated, at its sole cost and expense, to obtain the franchisor's consent to the assignment of the existing Franchise Agreement either to the entity acquiring title to the Hotel or to such entity's net lessee (in either case, the "NEW FRANCHISEE") or to the execution of a new
                      --------------
franchise agreement with the New Franchise on terms and conditions substantially similar to those in the existing Franchise Agreement. If Purchaser objects to the existing Franchise, Purchaser shall be solely responsible for obtaining, at its sole cost and expense, any replacement franchise it may desire.

     5.6.  Permitted Exceptions.  Any title exceptions, test items, or
           --------------------
deliveries to which the Purchaser does not object in accordance with Section 5.5, and any title exceptions, test items, or deliveries to which Purchaser objects that are not cured and which Purchaser thereafter accepts and approves in writing shall be hereinafter referred to as the "PERMITTED EXCEPTIONS."
     --------------------

                                   ARTICLE 6
                                CONFIDENTIALITY
                                ---------------

     6.1.  Press Releases.  Neither Seller nor any Affiliate thereof (as used
           --------------
in this Agreement "AFFILIATE" shall have the meaning ascribed to it in Rule
                   ---------
12b-2 of the General Rules and Regulations under the Securities and Exchange
Act of 1934, as amended, and, when used in connection with Seller or Purchaser shall include each officer, director, and partner thereof) shall issue any press release nor otherwise make public any information with respect to this Agreement or the transactions contemplated hereby prior to the Closing Date, without the prior written consent of Purchaser. Purchaser or its Affiliates may issue press releases, and Purchaser or its Affiliates may refer to this Agreement and the transactions contemplated hereby in any filing pursuant to securities laws or stock exchange listing obligations or as required by law or advised by counsel to be in accordance with law, provided that, with respect to any press release,
(i) Purchaser has provided Seller with an opportunity to review and comment upon such release, although any changes to such release suggested by Seller shall be made in the sole discretion of Purchaser or its Affiliates, and (ii) no such press release shall be issued prior to the expiration of the Review Period.

     6.2.  Confidentiality.  Except to the extent otherwise provided herein,
           ---------------
required by law or advised by counsel to be in accordance with law, or contemplated by Section 6.1, until the consummation of the transactions contemplated by this Agreement, the parties hereto shall hold, and shall cause each of their respective Affiliates to hold, all information and documents obtained in connection with the transactions contemplated hereby confidential including, any oral and written information concerning the Seller and the Hotel received from the Seller or from a third party at the direction of the Seller (collectively the "DUE DILIGENCE MATERIAL"). The Due Diligence Material shall
                   ----------------------
not be disclosed, discussed or made known without the prior written consent of the Seller, except to the Purchaser's or the Purchaser's board of directors', Purchaser's lender and its counsel, any hotel franchisors, any marketing company employed to do feasibility studies, or any investment banking, accounting or legal advisers, or any environmental or engineering consultants with whom Purchaser desires to consult in connection with the proposed transaction. If the purchase and sale contemplated hereby are not consummated for any reason whatever, each party hereto shall, as soon as practicable, return all such information and documents (and any copies thereof in such party's possession) to such other party hereto.

                                   ARTICLE 7
                   LEASES, FF&E LEASES, AND SERVICE CONTRACTS
                   ------------------------------------------

     7.1.  Schedules.  Seller represents, warrants and certifies to Purchaser,
           ---------
to its actual knowledge (i) that the Schedule of Service Contracts, Schedule of FF&E Leases, Schedule of Leases, and Schedule of Deposits and Utility Reservations, when delivered, will be a true, correct and complete list of all Service Contracts, all FF&E Leases, the Sages Lease and all other Leases (other than guest or room booking and reservation contracts), and all Deposits and Utility Reservations in effect at that time,
(ii) that the copies of the Service Contracts, FF&E Leases, and Leases, when delivered to Purchaser, will be true, complete and correct copies of such Service Contracts, FF&E Leases, the Sages Lease and all other Leases (including, without limitation, all amendments, modifications, renewals, and extensions thereof), (iii) that there are and will be no written or oral agreements of the nature of the Service Contracts or the FF&E Leases binding on the Hotel or on Purchaser after Closing, other than the Service Contracts, the FF&E Leases, and the Leases assumed hereunder by Purchaser including, without limitation, the Sages Lease as modified by the Sages Settlement Agreement, (iv) that there are and will be no other written or oral agreements binding on the Hotel or on Purchaser after Closing with any tenants, licensees, franchisees, concessionaires or other persons or entities (collectively, "TENANTS", and
                                                             -------
individually, "TENANT") or any guarantors of the Tenants' obligations
               ------
(collectively "GUARANTORS", and individually, "GUARANTOR") relating to their use
               ----------                      ---------
or occupancy other than those permitted under Section 8.1(e) of this Agreement,
(v) that the Service Contracts, FF&E Leases, the Sages Lease (subject to the limitations set forth in the Sages Settlement Agreement) and all other Leases are in full force and effect and no default exists thereunder and no condition exists that, with the giving of notice or passage of time, or both, would constitute a default, and (vi) that no Tenant has made any claim of any right of offset. The term "Tenant" shall refer only to tenants under Leases and not guests of the Hotel.

                                   ARTICLE 8
                               OPERATION OF HOTEL
                               ------------------

     8.1.  Interim Operation.  Seller and ACQ hereby covenant and agree that
           -----------------
between the date of this Agreement and the Closing, or sooner termination of this Agreement, neither Seller nor ACQ shall take any action with respect to the Hotel without the prior written consent of American General Hospitality, Inc.

("MANAGER"), the current manager under the existing management agreement for the
  -------
Hotel, which consent shall (x) not be unreasonably withheld prior to the end of the Review Period and (y) may be withheld in its sole discretion following the end of the Review Period. In furtherance of the foregoing, Seller and ACQ shall direct Manager to:

          (a) Operate, manage, and maintain the Hotel consistent with Seller's prior practice and as a reasonable and prudent operator of like-kind hotels in the same competitive market would operate, manage, and maintain the Hotel, including, without limitation, (i) using reasonable efforts to keep available the services of its present employees at the Improvements and to preserve its relations with guests, suppliers and other parties doing business with Seller with respect to the Hotel, (ii) accepting booking contracts for the use of the Hotel facilities on terms not less favorable than the terms typically arranged by Seller as of the date of this Agreement and retaining such bookings, (iii) maintaining the current level of advertising and other promotional activities for Hotel facilities, (iv) maintaining its books of accounts and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a basis consistent with the basis used in keeping its books in prior years, and (v) remaining in substantial compliance with all current license and franchise agreements;

          (b) Not commit waste of any portion of the Hotel;

          (c) Keep and maintain the Hotel in a state of repair and condition consistent with the requirements of clause (a) above;

          (d) Keep, observe, and perform all its obligations under the Leases, the FF&E Leases, the Service Contracts, the Licenses (in particular, the license agreement between Seller and Franchisor (as hereinafter defined) for the Hotel), and all other applicable contractual arrangements relating to the Hotel;

          (e) Not enter into any new agreements of the nature of the Service Contracts, FF&E Leases, the Sages Lease or any other Leases or any amendments, modifications, renewals or extensions of any existing Service Contracts, FF&E Leases, or Leases without Purchaser's prior written consent, except that Seller shall not be required to obtain Purchaser's consent to any new agreement or any renewal or extension of existing agreements which may be terminated on not more than thirty (30) days prior notice without cost or expense. Any such new agreement or renewal or extension of existing agreements to which Purchaser's consent was not obtained, whether or not such consent is required under this
Section 8.1(e), shall subject the applicable agreement to Purchaser's review under Section 5.5;

          (f) Not cause or permit the removal of FF&E from the Hotel except for the purpose of discarding and replacing, where needed or appropriate, worn items, and timely make all repairs, maintenance, and replacements to keep the Hotel and all FF&E in good operating condition;

          (g) Keep Supplies adequately stocked, consistent with good business practice, as if the sale of the Hotel hereunder were not to occur, including without limitation, maintaining linens and bath towels and washcloths at least at a 3-par level for all guest rooms in the Hotel;

          (h) Not grant any bonus, free rent, rebate or other concession to any present or future Tenant, without Purchaser's prior written consent;

          (i) Advise Purchaser promptly of any litigation, arbitration, or administrative hearing before any court or governmental agency concerning or affecting the Hotel which is instituted or threatened after the date of this Agreement or if any representation or warranty contained in this Agreement shall become materially misleading or false;

          (j) Not take, or omit to take, any action that would have the effect of violating any of the representations, warranties, covenants or agreements of Seller contained in this Agreement;

          (k) Comply with all federal, state, and municipal laws, ordinances, regulations, and orders relating to the Hotel;

          (l) Not sell or assign or enter into any agreement to sell or assign, or to create or permit to exist any lien or encumbrance (other than a Permitted Exception) on, the Hotel or any portion thereof;

          (m) Not allow any License or other right currently in existence with respect to the operation, use, occupancy or maintenance of the Hotel to expire, be canceled or otherwise terminated without Purchaser's prior written consent;

          (n) Not cancel any existing booking contracts for the use of Hotel facilities or new booking contracts obtained by Seller after the date of this Agreement, and continue to book contracts and reservations consistent with prior practices;

          (o) Pay or cause to be paid all taxes, assessments and other impositions levied or assessed on the Hotel or any part thereof on or before the date on which the payment thereof is due; and

          (p) Keep the existing insurance coverage for the Hotel in full force and effect.

     8.2.  Intentionally Deleted.
           ---------------------

     8.3.  Mechanics Liens.  Seller and ACQ hereby covenant (x) not to take any
           ---------------
action which could give rise to a mechanics' or materialmen's lien without the consent of Manager and (y) to discharge or bond and all mechanics' and materialmen's liens arising from any labor or material furnished prior to the Closing Date so as to cause same to be omitted from Purchaser's Title Policy.

     8.4.  Notices of Violation.  Seller and ACQ hereby covenant and agree that
           --------------------
to their respective actual knowledge, all notices of violation of federal, state or municipal laws, ordinances, orders, regulations or requirements ("NOTICES OF
                                                                     ----------
VIOLATION") issued, filed, or served by any governmental agency having
---------
jurisdiction over the Hotel against or affecting the Hotel on or before the Closing Date shall be promptly disclosed to Purchaser. If Seller or ACQ do not remove any Notices of Violation first disclosed to Purchaser after the last day of the Review Period, then Purchaser shall have the right to terminate this Agreement and receive a return of the Letter of Credit, following which neither Seller nor Purchaser shall have any obligation hereunder except as expressly provided herein.

     8.5.  Third Party Consents.  Prior to the Closing Date, Seller shall, at
           --------------------
Seller's expense, use reasonable good faith efforts and cooperate with Purchaser to obtain all third party consents and approvals required in order for Purchaser to purchase the Hotel, including but not limited to the consent of the franchisor under the Franchise Agreement, provided Purchaser has elected prior to the expiration of the Review Period to take an assignment of same.

     8.6.  Estoppel Letters.
           ----------------

          (a) Seller shall employ reasonable good faith efforts to obtain from each Tenant (including Sages) under any Lease affecting the Hotel (but not from current or prospective occupants of hotel rooms within the Hotel), and to deliver to Purchaser not less than five (5) days before the expiration of the Review Period, an estoppel letter substantially in the form attached to this Agreement as Exhibit D. In the event that Seller is unable to obtain an
             ---------
estoppel letter from any such Tenant by said date, Seller and ACQ shall deliver to Purchaser a certificate in which Seller and ACQ certify, to their respective actual knowledge, the information required by the form of estoppel letter attached to the Agreement as Exhibit D.
                             ----------

          (b) Seller shall obtain from Lender an estoppel certificate/consent in form reasonably satisfactory to Purchaser confirming, among other things, the absence of defaults under the First Mortgage, a principal balance as of Closing in the amount of $8,218,755.05, its consent to Purchaser taking title subject to the First Mortgage and confirmation of no modifications, amendments or waivers of or under the First Mortgage Loan Documents except for the acceleration of the maturity date as contemplated herein.

     8.7.  Management Agreement Termination.  Seller hereby covenants to
           --------------------------------
Purchaser that Seller shall use good faith efforts to terminate any agreement with Seller's existing managing agent, and that as of the Closing Date there will be no management agreement or other contract with respect to the management of the Hotel in effect at the Hotel. Failure of Manager to agree to such termination shall not be a default hereunder.

     8.8.  Hotel Employees.  Seller and Purchaser agree that Purchaser shall
           ---------------
assume all employee-related obligations accruing after the Closing Date with respect to employees working at or for the Hotel (the "HOTEL EMPLOYEES") whom
                                                       ---------------
Purchaser elects to rehire and Seller shall be responsible for making payment to Purchaser, as a closing apportionment, of all sums due Hotel Employees if all of such Hotel Employees were terminated as of the Closing Date and, in connection therewith, Seller shall be and remain liable for all accrued salaries, wages, bonuses, profit-sharing, and other compensation, vacation, sick leave, worker's compensation, and welfare benefits, deferred compensation, savings, pension, profit sharing, 401K, and retirement plan, and insurance and other benefits through the day preceding the Closing Date of all Hotel Employees, whether or not employed by Purchaser. Seller hereby indemnifies, defends and saves harmless Purchaser with respect to the foregoing. Seller shall terminate or cause its managing agent to terminate the Hotel

Employees effective as of 11:59 p.m. on the day before the Closing Date (it being understood that if for any reason the Closing does not occur, such termination shall be deemed to be rescinded ab initio) and to pay to such
                                            ---------
employees all amounts owed to such employees including amounts owed on account of accrued and unpaid benefits including vacation pay and sick leave. Purchaser shall cause all of those Hotel Employees it desires to hire to be immediately rehired effective as of 12:01 A.M. on the Closing Date (it being understood that if for any reason the Closing does not occur, such rehiring shall be deemed void ab initio) upon such terms as Purchaser (or such other person or entity who may
---------
be responsible for the rehiring) may elect, provided that the failure to hire less than all of the Hotel Employees and the hiring of Hotel Employees on different terms does not result in a violation of, or cause the applicability of, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S) 2101

et. seq. (the "WARN ACT") and Purchaser shall be responsible for all employee
--  ---        --------
obligations in respect of the rehired Hotel Employees accruing from and after such rehiring. Seller hereby agrees that neither it nor its managing agent shall induce or cause any Hotel Employee to be hired by any affiliate of the Seller or its managing agent. Each of Seller and Purchaser shall indemnify and hold the other harmless from and against any loss, cost, expense (including reasonable attorneys' fees and disbursements actually incurred), damage or liability any such party may suffer by reason of the other's default under this Section.

     8.9.  Shadow Management.  Seller shall permit Purchaser to establish and
           -----------------
maintain a shadow management operation with respect to the Hotel prior to the Closing Date. Personnel from Purchaser's shadow management operation shall have reasonable access during normal business hours to all books, records and other information in the possession or control of Seller or its agents concerning the Hotel and shall have the right (at Purchaser's expense) to establish duplicate books and records in order to effect a smooth transition in the ownership and management of the Hotel; provided, however, that Purchaser and its shadow management operation and employees (a) shall not unreasonably interfere with the normal management and operation of the Hotel, (b) shall hold all information acquired from such books and records confidential in accordance with the provisions of this Agreement, (c) shall repair any damage to the physical condition of the Hotel caused by Purchaser or its agents in any such shadow management operation, and (d) shall not be deemed to have assumed management responsibilities prior to Closing by virtue of such shadow management.

     8.10.  Access to Records and Financial Information.  Subject to the
            -------------------------------------------
restrictions contained in Section 5.1 above, Purchaser and Purchaser's authorized representatives and employees shall have the right, at Purchaser's sole cost, risk and expense, from time to time to enter upon and pass through the Hotel during normal business hours and upon reasonable notice to Seller to examine and inspect all of the then existing books, records, surveys, plans, specifications, permits, certificates of occupancy and other files that are relevant to the management, ownership, operation, use, occupancy, construction or leasing of the Hotel, are in Seller's possession or control, and have not been otherwise provided to Purchaser as required elsewhere herein. Further, and not in limitation of Section 5.2(ii) above, Purchaser's representatives shall have access to all financial and other information relating to the Hotel sufficient to enable them to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission (the

"SEC") and to enable them to prepare a registration statement, report or
 ---
disclosure statement for filing with the SEC on behalf of the REIT and/or its affiliates. Prior to the end of the Review Period, Seller shall also provide to Purchaser's representatives a signed representation letter sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Hotel, such letter to be in the form of Exhibit E
                                                                  ---------
hereto subject to the further requirements of such accountant. To the extent that the Financial Statements provided by Seller pursuant to Subsection 5.2(ii) hereof for the current year do not include any period up to and including the Closing Date, Seller shall, within twenty-five (25) days after the Closing Date, provide Purchaser with monthly unaudited Financial Statements, including Balance Sheets and income statements applicable to such period inclusive of the Closing Date.

                                   ARTICLE 9
                         REPRESENTATIONS AND COVENANTS
                         -----------------------------

     9.1.  Representations by Purchaser.  Purchaser hereby represents and
           ----------------------------
warrants unto Seller that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

          (a) Purchaser is a duly organized, validly existing and in good standing under the laws of the State of Delaware, and, other than qualifying to do business in the state where the Hotel is located, has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Purchaser of its obligations under this Agreement require no further action or approval of Purchaser's shareholders, directors, members, managers or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Purchaser. The individuals and/or entities signing below in the indicated representative capacities are fully authorized so to act.

          (b) Purchaser is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

          (c) None among the entry into, performance of, or compliance with this Agreement by Purchaser has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Purchaser.

     9.2.  Representations by Seller.  Seller hereby represents and warrants
           -------------------------
unto Purchaser that to its actual knowledge, each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing
Date:

          (a) Seller is duly organized, validly existing and in good standing under the laws of the State of Illinois and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Seller of its obligations under this Agreement require no further action or approval of Seller's shareholders, directors, members, managers or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Seller. The individuals and/or entities signing below in the indicated representative capacities are fully authorized so to act.

          (b) Seller is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

          (c) Neither the entry into, the performance of, nor compliance with this Agreement by Seller has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Seller or to the Hotel; nor will any of the foregoing require the consent of any party not otherwise provided for in this Agreement.

          (d) There are no leases, management agreements, leasing agent's agreements, equipment leases, building service agreements, maintenance contracts, suppliers contracts, warranty contracts, operating agreements, or other agreements (i) to which Seller is a party or an assignee or (ii) binding upon the Hotel, relating to the ownership, occupancy, operation or maintenance of the Land, Improvements, FF&E or Supplies, except for those Service Contracts, Leases, Warranties and FF&E Leases previously disclosed to Purchaser in writing.

          (e) No party has any right or option to acquire the Property or any portion thereof, other than Purchaser.

          (f) There are, with respect to the Hotel or to Seller, no:

          (i) pending arbitration proceedings or unsatisfied arbitration awards, or judicial proceedings or orders respecting awards;

             (ii) pending unfair labor practice charges or complaints, unsatisfied unfair labor practice orders or judicial proceedings or orders with respect thereto;

             (iii) pending charges or complaints with or by city, state or federal civil or human rights agencies, unremedied orders by such agencies or judicial proceedings or orders with respect to obligations under city, state or federal civil or human rights or antidiscrimination laws or executive orders;

             (iv) condemnation proceeding pending or threatened with regard to all or any part of the Hotel;

             (v) other pending, or threatened or actual litigation claims, charges, complaints, petitions or unsatisfied orders by or before any administrative agency or court; or

             (vi) uncured Notices of Violation, whether threatened or pending

(all, collectively, the "PENDING CLAIMS").
                         --------------

          (g)  Seller and the Hotel are in compliance in all material respects
(i) with all terms and conditions of all notices, permits, licenses, registrations, certificates of occupancy, applications, consents, zoning and/or building code restrictions, variances, notices of intent, and/or other authorizations which are required for the use or operation of the Hotel, (ii) with all applicable laws, rules, regulations, ordinances and orders in effect as of the date hereof promulgated by any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority, or any applicable judicial or administrative decision that relate to the Hotel, including without limitation the Americans With Disabilities Act of 1990, as amended, and regulations or orders promulgated thereunder, and all such laws, rules and regulations that relate to the environment or the pollution, preservation, protection, clean-up or remediation thereof, or the treatment, storage, disposal or other management of "hazardous substances," as such term is currently defined in the Comprehensive Environmental Response, Compensation Liability Act of 1980, with respect to the Hotel, and (iii) with all limitations, requirements, restrictions, conditions, standards, prohibitions, schedules and timetables contained in any of the foregoing.

          (h) The use by Purchaser of any of the Tradenames will not infringe any United States or state trademark, service mark, or tradename laws existing at the Closing, or constitute actionable appropriation of rights with respect to any other person, business or entity.

          (i) The documents delivered by Seller under Section 5.2 are the only documents or agreements pertaining to the Hotel which are in the possession or control of Seller or ACQ but not Manager.

     9.3.  Representations by ACQ. ACQ hereby represents and warrants unto
           ----------------------
Purchaser that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date (except for the representations and warranties set forth in clause (g) below, which is limited to the actual knowledge of ACQ):

          (a) ACQ is duly organized, validly existing and in good standing under the laws of the State of Illinois and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by ACQ of its obligations under this Agreement require no further action or approval of ACQ's shareholders, directors, members, managers or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of ACQ.
The individuals and/or entities signing below in the indicated representative capacities are fully authorized so to act.

          (b) ACQ is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

          (c) Neither the entry into, the performance of, nor compliance with this Agreement by ACQ has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to ACQ; nor will any of the foregoing require the consent of any party not otherwise provided for in this Agreement.

          (d) ACQ is the sole owner and holder of Acq Note and ACQ has not conveyed, hypothecated, assigned (whether collaterally or otherwise) any right, title or interest in, to or under the Acq Note or any proceeds, income or profit therefrom.

          (e) The indebtedness evidenced by the Acq Note represents the entirety of the indebtedness owed by Seller to ACQ or its affiliates.

          (f) There are no documents or agreements, including, without limitation, UCC Financing Statement, Deeds of Trust, Mortgages or Assignments of Revenue, Income or Profit, securing or otherwise modifying or amending the Acq Note that will be binding upon, or otherwise give rise to liability to or obligation by, Purchaser or the Hotel from and after the Closing Date.

          (g) The representations and warranties made by Seller in this agreement are true and correct in all material respects and Seller has not made any representation or warranty in a manner which is, and has not omitted information which causes a representation or warranty made by Seller to be, materially misleading.

          The representation and warranty made in clause (g) of Section 9.3 by ACQ is limited to the actual knowledge of James Fosdick, David Dibo and Eric Bridges and in order to give rise to liability under such representation and warranty, ACQ must have received written notice from a governmental authority or other third party (x) such that a reasonable person in the position of ACQ would believe that such representation and warranty might be false or misleading in any material respect and (y) that was not received by, or delivered by ACQ to, Manager.

     9.4.   INTENTIONALLY DELETED.

     9.5.  Subsequent Developmemts. After the date of this Agreement and until
           -----------------------
the Closing Date, Seller and ACQ shall keep Purchaser fully informed of all subsequent developments ("SUBSEQUENT DEVELOPMENTS") which would cause any of
                          -----------------------
Seller's and/or ACQ's representations and warranties contained in this Agreement to be inaccurate or misleading.

     9.6.  Limitation on Further Sales Efforts.  Seller shall not market the
           -----------------------------------
Hotel or execute other offers prior to the termination of this Agreement in accordance with its terms.

     9.7.  Seller's Indemnity.  Seller agrees to indemnify and hold Purchaser
           ------------------
harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) which the Purchaser may suffer or incur by reason of any liability, debt, act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership or operation of the Hotel prior to the Closing Date, including but not limited to (i) any claims by employees of Seller or third parties covered by insurance carried by Seller and
(y) breach by Seller of any representation, warranty or covenant herein; provided, however, any such indemnity shall only apply if and to the extent Manager did not cause, was not actually aware of (no independent investigation or inquiry being required by Manager) or was not made aware of by Seller in a written notice, any such liability, debt, act or cause of action prior to the last day of the Review Period.

     9.8.  Purchaser's Indemnity.  Purchaser agrees to indemnify and hold Seller
           ---------------------
harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) which the Seller may suffer or incur by reason of any liability, debt, act or cause of action occurring and accruing subsequent to the Closing Date and arising from the ownership or operation of the Hotel by Purchaser subsequent to the Closing Date, including but not limited to any claims by employees of Purchaser or third parties covered by insurance carried by Purchaser.

     9.9.  Liquor Licenses.  If allowed by law, and if Purchaser so elects,
           ---------------
Seller shall assign its alcoholic beverage, liquor, beer and/or wine licenses and/or permits with respect to the Hotel (the "LIQUOR LICENSES") to Purchaser or its lessee or management
                ---------------
company at Closing as part of the Licenses. Otherwise, Purchaser or its lessee or management company (hereinafter "OPERATOR") for the Hotel shall execute such
                                    --------
forms, license applications and other documents as may be necessary for the Operator to obtain all Liquor Licenses necessary to operate any restaurants, bars and lounges presently located within the Hotel. If permitted under the laws of the jurisdiction in which the Hotel is located, Operator shall execute and file all necessary forms, applications and other documents (and Seller shall reasonably cooperate with the Operator in filing such forms, applications and other documents) with the appropriate liquor and alcoholic beverage authorities prior to the Closing so that such acquisition of the necessary Liquor Licenses shall take effect, if possible, simultaneously with or upon completion of Closing. If not so permitted, Operator agrees that it will promptly execute all forms, applications and other documents required to effect such acquisition of such Liquor Licenses at the earliest date reasonably practicable, consistent with the laws of the States where the Hotel is located, in order that all Liquor Licenses may be acquired by Operator at the earliest reasonably practicable time after Closing. Operator's attempts to obtain the Liquor Licenses shall not diminish, prior to the Closing, the full force and effect of the Liquor Licenses maintained by Seller in its operation of the restaurants, lounges and bars presently located within the Hotel. If such Liquor Licenses cannot be obtained by Operator until after Closing, then Seller covenants and agrees that Seller shall cooperate reasonably with Operator in keeping open the bars and lounges and liquor facilities of the Hotel between the Closing and the time when such Liquor Licenses are obtained by Operator, or a period not to exceed sixty (60) days following the Closing Date, whichever is less (unless Operator has during this time period following Closing diligently and continuously sought to obtain such Liquor Licenses, in which event Operator shall have the right to obtain an extension of such time period from Seller, not to exceed two (2) thirty-day (30 day) extensions) by entering into a "LIQUOR LICENSE AGREEMENT" for the continued
                                     ------------------------
operation of and under the Liquor Licenses with respect to the Hotel, mutually acceptable to Seller and Operator in their reasonable discretion, pursuant to which (i) Operator shall indemnify, defend and hold Seller harmless from any liability, damages, claims, costs, penalties, losses or expenses (including reasonable attorney's fees) encountered by Seller in connection with, arising out of, or growing from such operations and the sale of alcoholic beverages at and from the restaurants, bars and lounges located at the Hotel during said period of time, and (ii) Operator shall reimburse Seller for Seller's costs in maintaining the Liquor Licenses in full force and effect. In no event shall Seller be required to obtain any additional liquor or alcoholic beverage licenses which Seller does not possess at the time of Closing.

                                   ARTICLE 10
                      CONDITIONS PRECEDENT TO THE CLOSING
                      -----------------------------------

     In addition to any other conditions set forth in this Agreement, Purchaser's obligations to consummate the Closing are subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Article 10, all of which shall be conditions precedent to Purchaser's obligations under this Agreement. Notwithstanding the foregoing, Purchaser, in its sole discretion, may waive any such condition by notice to Seller.

     10.1.  Seller's and ACQ's Obligations.  Seller and ACQ shall have
            ------------------------------
materially performed all their respective obligations and covenants hereunder which are to be performed prior to Closing.

     10.2.  Seller's and ACQ's Representations and Warranties.  Seller's and
            -------------------------------------------------
ACQ's representations and warranties set forth in this Agreement, and the representations and warranties of Van Kampen American Capital Distributor, Inc., a Delaware corporation ("VK/AC") set forth in that certain letter dated as of
                         -----
the date hereof given by VK/AC to Purchaser, shall be true and correct in all material respects as if made again on the Closing Date.

     10.3.  Transfer Subject Only to Permitted Encumbrances.  On the Closing
            -----------------------------------------------
Date, the Hotel shall be subject only to the Permitted Encumbrances.

     10.4.  Operational Licenses.  Purchaser shall have obtained all permits,
            --------------------
licenses, approvals and other authorizations necessary or desirable to operate the Hotel and all restaurants, bars and lounges presently located in the Hotel, including, without limitation, the Liquor Licenses. To that end, Seller and Purchaser shall have cooperated with each other, and each shall have executed such transfer forms, license applications and other documents as may be necessary or desirable for Purchaser to obtain such permits, licenses, approvals and other authorizations.

     10.5.  Franchise.  Either (i) if Purchaser shall have elected to take an
            ---------
assignment of the Franchise (or to enter into a New Franchise), the franchisor shall have consented thereto and all documents required for such assignment or New Franchise shall have been executed by such franchisor, or (ii) if Purchaser shall have elected to terminate the Franchise, such Franchise is terminated (or will be terminated upon payment by Purchaser of the requisite termination fees or penalties).

     10.6.  First Mortgage.  The First Mortgage debt shall be in full force and
            --------------
effect with no material defaults under any of the First Mortgage Loan Documents. Lender shall have consented in writing to the sale of the Property subject to the First Mortgage without any modification of the terms or the imposition of any fees, except as expressly provided herein.

                                   ARTICLE 11
                         CLOSING AND CLOSING DOCUMENTS
                         -----------------------------

     11.1.  Closing.  The consummation and closing (the "CLOSING") of the
            -------                                      -------
transaction contemplated under this Agreement shall take place at the offices of the Title Company, at the Dallas, Texas office where the closing of the public equity or debt offering of Purchaser or its affiliate shall be occurring or such other place as is mutually agreeable to the parties, on or prior to March 31, 1997 (the "CLOSING DATE") or as
                                                    ------------
otherwise set by agreement of the parties.

     11.2.  Seller's Deliveries.  At the Closing and at Seller's sole cost and
            -------------------
expense, Seller shall deliver the following to Purchaser, in addition to all other items required to be delivered to Purchaser by Seller:

          (a) Seller's Deed.  Seller's special or limited warranty deed in a
              -------------
form reasonably acceptable to both Purchaser and the Title Company ("SELLER'S
                                                                     --------
DEED") conveying good, indefeasible, and insurable fee simple title to the Land
----
and Improvements, free and clear of all mortgages, liens, encumbrances, leases, conditions, restrictions, rights of way, easements, encroachments, claims, and other matters of title except only Permitted Exceptions.

          (b) Bill of Sale.  A "special warranty" bill of sale transferring
              ------------
Seller's interest in all FF&E, Supplies, Warranties, Licenses, Tradenames, Plans and Specs, Utility Reservations, Records, Deposits, Cash and Equivalents, and other personal property in a form reasonably acceptable to both Purchaser and Seller (the "BILL OF SALE").
             ------------

          (c) Assignment and Assumption of Accounts Receivable, Leases, FF&E
              --------------------------------------------------------------
Leases, Service Contracts and the Sages Lease and Settlement Agreement.  An
----------------------------------------------------------------------
Assignment and Assumption of (x) all accounts receivable of Seller for room, food and beverage and other guest charges incurred at the Property prior to the Closing Date (the "ACCOUNTS RECEIVABLE") and (y) all of the Leases, FF&E Leases,
                   -------------------
Service Contracts, and the Sages Lease and Settlement Agreement (subject to the limitations set forth in the Sages Settlement Agreement) which Purchaser has accepted hereunder, in a form reasonably acceptable to, and duly executed by, both Purchaser and Seller, containing indemnities similar to those set forth in Sections 9.7 and 9.8 above (the "ASSIGNMENT");
                                 ----------

          (d) FIRPTA Affidavit.  An affidavit from Seller in form and substance
              ----------------
acceptable to Purchaser, as required by Section 1445 of the Internal Revenue Code, specifying (i) that Seller is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income tax regulations), (ii) Seller's taxpayer identification number or U.S. employer identification number, (iii) Seller's office address, and (iv) such other matters as Purchaser may reasonably require in order to satisfy itself that no withholding is required under Section 1445 of the Internal Revenue Code including an indemnity against any claim for taxes which should have been withheld;

          (e) Vehicle Titles.  The necessary certificates of titles duly
              --------------
endorsed for transfer together with any required affidavits and other documentation necessary for the transfer of title from Seller to Purchaser (or Purchaser's designee) of any motor vehicles used in connection with the Hotel's operations;

          (f) Authority Documents.  Evidence satisfactory to Purchaser that the
              -------------------
person or persons executing the closing documents on behalf of Seller and ACQ have full right, power and authority to do so, and the following documentation:
(i) Certificates of the Secretaries of Seller and ACQ certifying attached copies of the Articles of Incorporation, By-Laws, and enabling resolutions as true and correct, unamended, and continuing, and of the incumbency of its officers, (ii) Certificates of Existence and Good Standing from the Secretary of State of Seller's and ACQ's incorporation, and (iii) from the Secretary of State of the state where the Hotel is located, a Certificate of Existence and Qualification to Do Business in such state;

          (g) Title Policy.  An Owner's Policy of Title Insurance issued
              ------------
pursuant to the Title Commitment as approved by Purchaser and issued by the Title Company to Purchaser insuring good and indefeasible fee simple title to the Land and Improvements (and full rights to any of the Appurtenances evidenced by a recorded document or otherwise adequate for the Title Company to include in affirmative coverage as part of the insured estate), subject only to the Permitted Exceptions;

          (h) Title Affidavit.  Any affidavits or indemnities of Seller in form
              ---------------
and substance acceptable to the Title Company, in order that the Title Policy may be issued free and clear of the standard exceptions which the Title Company is permitted under applicable law to remove or modify upon delivery of such affidavits or indemnities;

          (i) Franchise Documents.  The Franchise assignment, the New Franchise
              -------------------
or the Franchise termination, as elected by Purchaser;

          (j) Acq Note. The Acq Note, marked "cancelled";
              --------

          (k) Miscellaneous.  Such other instruments as are customarily executed
              -------------
in the county and State where the Hotel is located to effectuate the conveyance of property similar to the Hotel, with the effect that, after the Closing, Purchaser will have succeeded to all of the rights, titles, and interests of Seller related to the Hotel and Seller will no longer have any rights, titles, or interests in and to the Hotel. Such instruments shall include, if appropriate, any documents required effectively to transfer the Utility Reservations by Seller to Purchaser and the Prior Tax Appeals Assignment;

          (l) Plans, Keys and Records.  To the extent not previously delivered
              -----------------------
to and in the possession of Purchaser, all Plans and Specs, all keys, access cards, and combinations for the Hotel (which shall be properly tagged for identification), all Records, and all Licenses;

          (m) Original Documents.  Originals of all of the documents and
              ------------------
agreements covered by the foregoing that have not already been delivered to Purchaser;

          (n) Updates.  A complete list of all advance room reservations,
              -------
functions and the like, in reasonable detail specified by Purchaser, and updated UCC Searches;

          (o) Estoppel Letters and Consents.  Either the estoppel letters or
              -----------------------------
Seller's certificates as described in Sections 8.5 and 8.6 above; and

          (p) Termination of Agreements.  Fully executed and effective
              -------------------------
terminations of all management and other agreements with respect to the Hotel that are not assigned to and assumed by Purchaser under the terms hereof.

On the Closing Date, Seller shall deliver to Purchaser possession of the Hotel free and clear of all tenancies of every kind and parties in possession, except for the Tenants under the Leases assumed by Purchaser under the terms hereof and guests in the Hotel, and with all parts of the Hotel (including, without limitation, the Improvements and FF&E) in substantially the same condition as the same were on the date of this Agreement, normal wear only excepted.

     11.3.  Purchaser's Deliveries.  At the Closing and at Purchaser's sole cost
            ----------------------
and expense, Purchaser shall deliver the following to Seller (unless otherwise specified in this Agreement):

          (a) Purchase Price.  The Fixed Cash Payment, plus the net amount of
              --------------
any prorations to the extent payable by Purchaser in accordance with the terms of this Agreement;

          (b)  Assignment.  The Assignment;
               ----------

          (c) Profits Interest Agreement.  The Profits Interest Agreement, duly
              --------------------------
executed and delivered by Purchaser to ACQ or its disclosed Participant;

          (d) Authority Documents.  Evidence satisfactory to Seller that the
              -------------------
person or persons executing the closing documents on behalf of Purchaser have full right, power and authority to do so; and

          (e) Miscellaneous.  Such other instruments as are customarily executed
              -------------
by the purchaser in the county and State where the Hotel is located to effectuate the purchase of property similar to the Hotel.

     11.4.  Prorations.  At Closing, the following items of revenue and expense
            ----------
shall be prorated and adjusted as of 12:01 A.M. (except as otherwise provided) on the Closing Date:

          (a) Hotel Taxes.  Real estate taxes, personal property or use taxes,
              -----------
assessments, and sewer rents, if any, for the tax period in which the Closing occurs shall be apportioned between Seller and Purchaser on a per diem basis through and including 11:59

P.M. of the day preceding the Closing Date. If the rate or amount of such taxes and sewer rents, if any, shall not be fixed prior to the Closing Date, the adjustment thereof on the Closing Date shall be on the basis of the best available estimates for such taxes, assessments and rents that will be due and payable on the Hotel for the tax period in which the Closing occurs. As soon as the exact amount of such taxes, assessments and rents for such period is ascertained, Seller and Purchaser shall readjust the amounts thereof to be paid by each party to the end that Seller shall pay for such taxes, assessments and rents attributable to the period of time prior to the Closing Date and Purchaser shall pay for the period from and after the Closing Date. Special assessments of any public or taxing authority constituting liens or encumbrances on the Hotel or attributable to improvements benefiting the Hotel or property in the vicinity of the Hotel which have been commenced prior to the Closing Date, whether or not assessment therefor has been levied or a lien has been imposed upon the Hotel, shall be paid by and discharged of record by Seller on or before the Closing Date. If any such special assessments for improvements benefiting the Hotel or property in the vicinity of the Hotel may be paid in installments and Seller has elected the installment method of payment, all installments shall be deemed payable as of the day prior to the Closing Date and shall be discharged of record by Seller on or before the Closing Date.

          (b) Operating Costs.  All costs and expenses of operating the Hotel,
              ---------------
including without limitation amounts paid or payable under the Service Contracts or the FF&E Leases; but Seller shall be responsible for the payment of all accounts payable with respect to the Hotel relating to services rendered or goods provided prior to the Closing Date.

          (c) Lease Rents.  Rents under Leases and other revenues as and when
              -----------
collected. If Purchaser receives any rents from Tenants after the Closing Date then such collections shall first be applied to rents accruing on or after the Closing Date, and Purchaser shall promptly remit the balance, if any, to Seller to the extent any pre-Closing Date rental obligation under such Tenant's Lease remains unpaid to Seller. Nothing in this paragraph shall restrict Seller's right to collect delinquent rents directly from a tenant by any legal means or shall obligate Purchaser to attempt to collect such delinquent rents on Seller's behalf.

          (d) Revenues.  Guest, convention, room, food, beverage, and all other
              --------
charges and revenues for services rendered and the operation of all departments of the Hotel, including, but not limited to, advance payments under booking agreements for rooms, facilities and services of the Hotel and any other revenues, as and when collected, provided, however, that (x) food, room service and restaurant revenue shall be apportioned as of the closing of dinner service hours at each restaurant on the evening preceding the Closing Date, and bar revenues shall be read, measured (and tapes preserved) and apportioned as of 2:00 A.M. on the Closing Date and provided further that room rental receipts for the night before Closing shall be apportioned fifty percent (50%) to Seller and fifty percent (50%) to Purchaser (less a charge of $4.50 per occupied room which shall be credited to Purchaser representing 50% of the agreed upon cost of cleaning such occupied rooms), (y) all cash, checks, and other funds, and all other notes, security and other evidence of indebtedness located at the Hotel on the Closing Date and balances on deposit to the credit of Seller with banking institutions are and shall remain the property of Seller and are not included in this sale except for the Cash and Equivalents to be purchased by Purchaser at par to the extent not required to fully credit Purchaser with all closing prorations in its favor. The balance due on the city ledger and guest ledger and all other accounts receivable of Seller as of the Closing Date ("SELLER'S RECEIVABLES") will be collected by Purchaser on behalf
               --------------------
of Seller for a period of 180 days after the Closing Date (the "COLLECTION
                                                                ----------
PERIOD") for a fee of three percent (3%) of the amounts collected.  Purchaser
------
shall undertake its customary collection efforts to collect Seller's Receivables during the Collection Period and any monies received by Purchaser and owed to Seller shall be held in trust by Purchaser for the benefit of Seller and remitted to Seller promptly after receipt thereof by Purchaser, less a three
                                                                ----
percent (3%) administrative fee to be paid by Seller to Purchaser's management company to the extent not required to fully credit Purchaser with all closing prorations in its favor. Purchaser shall not be obligated to commence any actions or proceedings to collect any of the Seller's Receivables. If, at the expiration of the Collection Period any of Seller's Receivables to be collected by Purchaser have not been collected, Purchaser shall be entitled to retain same as a further consideration for its collection efforts during the Collection Period.

          (e) Miscellaneous.  Fees and expenses for coin machine income and
              -------------
washroom and checkroom income.

          (f) Deposits.  Purchaser shall receive a cash credit in an amount
              --------
equal to the sum of all (i) Deposits (which are Purchaser liabilities) not transferred and delivered to Purchaser, or retained by Seller at the Closing, to the extent that the same relate to periods from and after the Closing, and (ii) prepaid rentals and all security deposits, cleaning fees and deposits and other deposits paid under any Lease and not properly applied as of the Closing to a monetary obligation of the related Tenant.

          (g) Sales Taxes.  All sales, use and occupancy taxes, if any, due or
              -----------
to become due in connection with revenues received from the Hotel for the period prior to the time of proration as set forth herein will be paid by Seller to the end that Purchaser shall be liable to pay all such sales, use and occupancy taxes due or to become due in connection with revenues for the period after the time of proration. Seller and Purchaser shall pay their respective share of all sales, use and occupancy taxes due or to become due in connection with revenues apportioned between Seller and Purchaser as provided in Subsection (d) of this Section. Seller shall be entitled to receive any rebates or refunds on such taxes paid by the Partnership attributable to the tax period prior to the Closing.

         (h)  Reservation Deposits.
              --------------------

             (i) On the Closing Date the aggregate amount of any deposits

     ("RESERVATION DEPOSITS") received by Seller (whether paid in cash or by
       --------------------
     credit card) as a downpayment for reservations ("RESERVATIONS") made for
                                                      ------------
     rooms, banquets,
     meals or other services to be supplied from and/or after the Closing Date shall be credited against the cash portion of the Purchase Price due at the Closing.

             (ii) Seller hereby indemnifies and holds Purchaser harmless from and against all claims by and liabilities to any person resulting from Seller's failure to pay over or credit to Purchaser any Reservation Deposits allegedly paid to Seller for the period from and after the Closing Date. Purchaser hereby indemnifies and holds Seller harmless from and against all claims by and liabilities to any person resulting from Purchaser's failure to honor or return any Reservation Deposit paid or credited to Purchaser.

     11.5.  Closing Costs.
            -------------

          (a) Seller shall pay (i) the cost of preparing or obtaining documents or consents to be delivered by Seller to Purchaser pursuant to this Agreement (specifically excluding, however, any sums paid or to be paid to the franchisor as a prerequisite to the assignment or cancellation of the Franchise, if Purchaser requests that the Franchise be assigned to it or cancelled), (ii) all transfer taxes (other than transfer taxes payable to Arlington Heights ("LOCAL
                                                                         -----
TRANSFER TAXES"), which shall be paid by Seller only to the extent the local
--------------
ordinance regulating and authorizing Local Transfer Taxes provides that Seller is primarily liable for payment of same), conveyance taxes, documentary stamps, sales taxes and other taxes, fees or charges payable to any governmental authority as a result of the transfer of the Hotel, (iii) any fees or costs incurred in order to convey the Hotel free and clear of all liens, encumbrances, conditions and exceptions other than the Permitted Exceptions, (iv) one-half of any escrow fee imposed by the Title Company and (v) the fees and disbursements of ACQ's counsel and any local counsel required by Seller in order to comply with (x) the provisions of this Agreement (e.g., removing title exceptions) or
                                           ----
(y) applicable law. The provisions of this Section 11.5(a) are subject to the limitations set forth in Section 3.5(b).

          (b) Purchaser shall pay (i) the cost of updating and recertifying the Survey, (ii) recording fees and charges required to record the Seller's Deed,
(iii) any mortgage recording taxes, documentary stamps, intangibles tax and other taxes, fees or charges payable to any governmental authority as a result of the Purchase Money Note or the Purchase Money Mortgage, (iv) one-half of any escrow fee imposed by the Title Company, (v) all search fees, title premiums and other costs associated with the Title Policy and the cost of the UCC Searches,
(vi) Local Transfer Taxes, but only to the extent the local ordinance regulating and authorizing Local Transfer Taxes provides that Purchaser is primarily liable for payment of same and (vii) the fees and disbursements of its counsel.

     11.6.  Reconciliation and Final Payment.  Seller and Purchaser shall
            --------------------------------
reasonably cooperate after Closing to make a final determination of the prorations required hereunder. Upon the final reconciliation of the prorations and apportionments hereunder, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums. Except as expressly provided herein, it is the intent of the parties that all items herein which are subject to proration and apportionment shall result in Seller receiving all of the economic benefits and burdens of the Hotel with respect to the period prior to the Closing, and Purchaser receiving all of the economic benefits and burdens of the Hotel with respect to the period from and after the Closing Date. The obligations to calculate such prorations, make such reconciliations and pay any such sums shall survive the Closing. The provisions of this Section 11.6 are subject to the limitations set forth in Section 3.5(b).

     11.7.  Accounts Payable.  Seller shall retain and be responsible for the
            ----------------
payment of all accounts payable and other debts relating to the Hotel which have accrued prior to or as of the Closing and payable after the Closing to the extent the Purchase Price is not adjusted in favor of Purchaser under the proration provisions of this Agreement for such accounts payable and other debts. Purchaser shall be responsible for the particular accounts payable relating to the Hotel arising and accruing after the Closing to the extent the Purchase Price is adjusted in favor of Purchaser under the same provisions. The provisions of this Section 11.7 are subject to the limitations set forth in
Section 3.5(b).

                                   ARTICLE 12
                           CASUALTY AND CONDEMNATION
                           -------------------------

     12.1.  Risk of Loss; Notice.  Prior to Closing and the delivery of
            --------------------
possession of the Hotel to Purchaser in accordance with this Agreement, all risk of loss to the Hotel (whether by casualty, condemnation or otherwise) shall be borne by Seller. In the event that (a) any loss or damage to the Hotel shall occur prior to the Closing Date as a result of fire or other casualty, or (b) Seller receives notice that a governmental authority has initiated or threatened to initiate a condemnation proceeding affecting the Hotel, Seller shall give Purchaser immediate written notice of such loss, damage or condemnation proceeding.

     12.2.  Purchaser's Termination Right.  If, prior to Closing and the
            -----------------------------
delivery of possession of the Hotel to Purchaser in accordance with this Agreement, (a) any condemnation proceeding shall be pending against a substantial portion of the Hotel or (b) there is any substantial casualty loss or damage to the Hotel, Purchaser shall have the option to terminate this Agreement provided it delivers written notice to Seller of its election so to terminate this Agreement within thirty (30) days after the date Seller has delivered Purchaser written notice of any such loss, damage or condemnation (which notice shall include a certification of (i) the amounts of insurance coverages in effect with respect to the loss or damage and (ii) if known, the amount of the award to be received in such condemnation), and in such event all Earnest Money shall be delivered to Purchaser and thereafter no party shall have any further obligation or liability to the other under this Agreement. In the context of condemnation, "substantial" shall mean condemnation of such portion of the Hotel as would, in Purchaser's sole judgment, render use of the remainder impractical or unfeasible for the uses herein contemplated, and, in the context of casualty loss or damage, "substantial" shall mean a loss or damage in excess of $250,000 in value.

     12.3.  Procedure for Closing.  If Purchaser shall not timely elect to
            ---------------------
terminate this Agreement under Section 12.2 above, or if the loss, damage or condemnation is not substantial, Seller agrees to pay to Purchaser at the Closing all insurance proceeds or condemnation awards which Seller has received as a result of the same plus an amount equal to the insurance deductible, if any, and assign to Purchaser all insurance proceeds and condemnation awards payable as a result of the same in which event the Closing shall occur without Seller replacing or repairing such damage.

                                   ARTICLE 13
                              DEFAULT AND REMEDIES
                              --------------------

     13.1.  Purchaser's Default.  If, at or prior to Closing, for any reason
            -------------------
other than termination hereof pursuant to a right granted to Purchaser hereunder to do so or because of an uncured default by Seller (i) Purchaser refuses or fails to consummate the purchase of the Hotel pursuant to this Agreement, or
(ii) Purchaser shall otherwise fail in any material respect to perform any of its material obligations or agreements as and when required hereunder, or if, at or prior to Closing, any representation or warranty made by or on behalf of Purchaser herein shall have been materially incorrect when made or when ratified at Closing, then Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement by giving Purchaser and the Title Company written notice thereof, following which ACQ shall be entitled to draw down the Letter of Credit (unless Purchaser delivers $300,000 within three (3) business days to ACQ, in which event Seller shall return the Letter of Credit to Purchaser) and neither party shall have any further rights, duties or obligations hereunder (except to the extent this Agreement may specifically provide for the survival of certain obligations) and Purchaser hereby acknowledging that the amount of damages resulting from breach of this Agreement by Purchaser would be difficult or impossible accurately to ascertain. If Purchaser terminates this Agreement pursuant to a right granted to Purchaser hereunder to do so, then, upon return of the Letter of Credit to Purchaser, neither party shall have any further rights, duties or obligations hereunder (except to the extent this Agreement may specifically provide for the survival of certain obligations).

     13.2.  Seller's Default.  If, at or prior to Closing, for any reason other
            ----------------
than termination hereof pursuant to a right granted to Seller hereunder to do so or because of a default by Purchaser (i) Seller refuses or fails to consummate the transaction contemplated by this Agreement, or (ii) otherwise fails in any material respect to perform any of its material obligations or agreements hereunder, or if any representation or warranty made by or on behalf of Seller herein shall have been materially incorrect when made or when ratified at Closing, then Purchaser, as its sole remedies, shall have the right to do any one or more of the following:

          (a) Terminate this Agreement by written notice given to Seller and the Title Company, in which event the Title Company shall deliver the Letter of Credit to Purchaser.

          (b) Seek damages (but only if Seller's default is due to Seller's wrongful or willful refusal to close) or specific performance of this Agreement.

Notwithstanding the foregoing, in the event of any default by Seller under this Agreement due to a breach after Closing or any termination hereof of any covenant or indemnity which survives the Closing or any termination hereof, or if Purchaser shall discover after Closing that any warranty or representation made by Seller herein or in connection with the transaction contemplated herein was materially incorrect or breached when made, then, in any of such events, but subject to the express limitations set forth in Section 9.7 hereof, Purchaser shall have any and all rights and remedies available at law or in equity by reason of such default.

                                   ARTICLE 14
                                    BROKERS
                                    -------

     14.1.  Identity of Brokers.  The parties hereto represent to each other
            -------------------
that they dealt with no finder, broker or consultant in connection with this Agreement or the transactions contemplated hereby.

     14.2.  Indemnification by Seller.  Seller agrees to, and hereby does,
            -------------------------
indemnify and save harmless Purchaser and its affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into by Seller or its representatives for a commission or other compensation. Seller shall likewise indemnify and save harmless Purchaser and its affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation relating to the Leases.

     14.3.  Indemnification by Purchaser.  Purchaser agrees to, and hereby does,
            ----------------------------
indemnify and save harmless Seller, ACQ and their respective affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based on any agreements entered into by Purchaser or its representatives for a commission or other compensation.

                                   ARTICLE 15

                             INTENTIONALLY OMITTED
                             ---------------------

                                  ARTICLE 16
                                 MISCELLANEOUS
                                 -------------

          16.1.  Notices.  Any notice provided for by this Agreement and any
                 -------
other notice, demand or communication which any party may wish to send to another shall be in writing, addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section, and sent either (i) by registered or certified mail, return receipt requested, in a sealed envelope, postage prepaid, (ii) by any national overnight receipted courier service, or (iii) by facsimile transmission. Purchaser's address for all purposes under this Agreement shall be the following:

          American General Hospitality
           Operating Partnership, L.P.
          c/o American General Hospitality Corporation
          3860 West Northwest Highway, Suite 300
          Dallas, Texas 75220
          Attention: Steven D. Jorns, President,
               or Kenneth E. Barr, Executive Vice President
          Fax No.  (214) 351-0568

with a copy to:

          Battle Fowler LLP
          75 East 55th Street
          New York, New York 10022
          Attention:  Douglas A. Raelson, Esq.
          Fax No.  (212) 856-7806

Seller's address for all purposes under this Agreement shall be the following:

          I-90 HOTEL, INC.
          c/o American General Hospitality Corporation
          3860 West Northwest Highway, Suite 300
          Dallas, Texas 75220
          Attention: Steven D. Jorns, President,
               or Kenneth E. Barr, Executive Vice President
          Fax No.  (214) 351-0568
     with a copy to:

          Van Kampen American Capital
          One Parkview Plaza
          Oakbrook Terrace, Illinois  60181
          Attention: James Fosdick


     with a copy to:

          Ungaretti & Harris
          3500 Three First National Plaza
          Chicago, Illinois 60602-4283
          Telecopier: 312-977-4405
          Attention:  Jack Jester, Esq.


ACQ's address for all purposes under this Agreement shall be the following:

          Van Kampen American Capital
          One Parkview Plaza
          Oakbrook Terrace, Illinois  60181
          Attention: James Fosdick


     with a copy to:

          Ungaretti & Harris
          3500 Three First National Plaza
          Chicago, Illinois 60602-4283
          Telecopier: 312-977-4405
          Attention:  Jack Jester, Esq.



Any address or name or facsimile number specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt or the facsimile confirmation. The inability to deliver because of changed address or facsimile number of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept. Notices, demands and other communications may be given by the parties' counsel which shall have the same force and effect as if given by the parties themselves.

     16.2.  Entire Agreement, Modifications and Waivers; Cumulative Remedies.
            ----------------------------------------------------------------
This Agreement constitutes the entire agreement between the parties hereto and may not be modified or amended except by an instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to Seller or Purchaser upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Purchaser of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to Seller or Purchaser either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

     16.3.  Exhibits and Schedules.  All exhibits and schedules referred to in
            ----------------------
this Agreement and attached hereto are hereby incorporated into this Agreement by reference as if fully set forth herein.

     16.4.  Successors and Assigns.  Purchaser may assign its rights under this
            ----------------------
Agreement to any limited partnership, limited liability company or other entity controlling, controlled by or under common control with Purchaser for the purpose of purchasing the Hotel or implementing the REIT so long as Purchaser provides notice thereof to Seller prior to Closing. This Agreement shall be binding upon, and inure to the benefit of, Seller and Purchaser and their respective legal representatives, successors, and assigns. Whenever a reference is made in this Agreement to Purchaser, it shall include Purchaser's successors and assigns under this Agreement.

     16.5.  Article Headings.  Article headings and article and section numbers
            ----------------
are inserted herein only as a matter of convenience and in no way define, limit or prescribe the scope or intent of this Agreement or any part thereof and shall not be considered in interpreting or construing this Agreement.

     16.6.  Governing Law.  This Agreement shall be construed and interpreted in
            -------------
accordance with the laws of the State where the Hotel is located, without regard to principals of conflicts of laws.

     16.7.  Time Periods.  If the final day of any time period or limitation set
            ------------
out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State where the Hotel is located or of the federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

     16.8.  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and by either party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

     16.9.  Survival.  All covenants, agreements and indemnities contained in
            --------
the Agreement which contemplate performance after the Closing Date shall survive the Closing. All representations and warranties contained in this Agreement shall expressly survive the Closing for a period of three (3) years. None of the foregoing shall be deemed to merge into, or be waived by, Seller's Deed or any other closing documents.

     16.10.  Further Acts.  In addition to the acts, deeds, instruments and
             ------------
agreements recited herein and contemplated to be performed, executed and delivered by Purchaser and Seller, Purchaser and Seller shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, deeds, instruments and agreements and provide such further assurances as the other party or the Title Company may reasonably require to consummate the transaction contemplated hereunder. However, the foregoing shall not be deemed to (i) require Seller to expend a sum of money which it could not reasonably have anticipated on the date of execution of this Agreement, or (ii) require Purchaser to expend a sum of money which it could not reasonably have anticipated on the expiration of the Review Period.

     16.11.  Severability.  In case any one or more of the provisions contained
             ------------
in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     16.12.  Attorneys' Fees.  Should any party employ an attorney or attorneys
             ---------------
to enforce any of the provisions hereof, to bring a claim resulting from a breach of a representation, warranty or covenant by another party hereto or to protect its interest in any manner arising under this Agreement, the nonprevailing party in any such action, arbitration or other proceeding pursued in a court of competent jurisdiction (the finality of which is not legally contested), or an arbitrator agreed upon by the relevant parties, agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

     16.13.  REIT Audits.  Seller acknowledges and agrees that the REIT, through
             -----------
its independent accountants, may conduct an audit of the REIT's financial statements for purposes of the REIT complying with its public reporting obligations under the Securities and Exchange Act of 1934, as amended (the

"SECURITIES ACT").  In connection therewith, Seller
 --------------
agrees that for a period of twelve (12) months after the Closing Date, Seller shall cooperate and assist, and to cause each of its Affiliates, its employees and representatives to cooperate and assist, in such audit in all respects reasonably requested by the REIT and its independent accountants, including without limitation making employees of Seller, the Hotel and their respective Affiliates available to provide any information necessary or appropriate for such audits and signing standard management representation letters to the REIT's independent accountants and to the REIT.

     16.14.  Safes and Baggage.
             -----------------

          (a) On the Closing Date Seller shall cause the delivery to Purchaser of all of Seller's keys to all safes and safe deposit boxes (collectively, the "safes") at the Property. On or prior to the Closing Date, Seller shall give written notices to those persons who have deposited items in such safes, advising them of the sale of the Hotel to Purchaser and requesting the removal or verification of their contents in the safes on the Closing Date. All such removals or verifications on the Closing Date shall be under the supervision of Seller's and Purchaser's respective representatives. All contents which are to remain in the safes shall be recorded. Safes containing items belonging to guests who have not responded to such written notice by so removing or verifying their safe contents by the end of the day and which cannot be opened without the key in the possession of such guest shall be sealed until such time as the guest appears, at which time the safe shall be opened and the contents recorded in the presence of the respective representatives. Until that time, Purchaser shall indemnify, defend and hold Seller harmless from and against any liability for loss or theft of such contents and Seller shall assign to Purchaser its rights to any insurance proceeds covering such safes. Any such contents so verified or recorded and thereafter remaining in the hands of Purchaser shall be the responsibility of Purchaser and Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any liability therefor.

          (b) On the Closing Date representatives of Purchaser and Seller shall take an inventory of all baggage, valises and trunks checked or left in the care of Seller at the Hotel. From and after the Closing Date, Purchaser shall be responsible for all baggage listed in said inventory and Purchaser hereby indemnifies and agrees to hold Seller harmless from and against any liability therefor.

          (c) The provisions of this Section 16.14 shall survive the Closing Date for a period of one (1) year.

     16.15.  Bulk Transfers Law.  Seller has determined that the provisions of
             ------------------
Article 6 of the Uniform Commercial Code and other applicable laws concerning bulk transfers, if any, do not apply to this transaction. Seller shall and hereby agrees to indemnify, hold harmless and defend Purchaser for any loss, damage, liability, claim or expense (including, without limitation, reasonable attorneys' fees and expenses) on account of claims of Seller's creditors arising from Seller's failure to comply with any applicable bulk transfers laws, which indemnity shall survive the Closing Date.

     16.16.  Tax Reduction Proceedings.  The proceeds of any proceeding or
             -------------------------
proceedings for the reduction of the assessed valuation of the Property or any portion thereof for real estate taxes, or of any rate applicable thereto for (x) Prior Tax Appeals shall belong solely to Seller, (y) the tax period in which the Closing Date occurs (the "CLOSING TAX PERIOD") shall be apportioned between
                          ------------------
Seller and Purchaser and (z) tax periods subsequent to the Closing Tax Period shall belong solely to Purchaser. Seller hereby assigns to Purchaser the right to prosecute, or continue the prosecution of, any and all proceedings with respect to the Closing Tax Period and any sums hereafter received by Purchaser or Seller with respect to any proceedings as to which it is not entitled to receive and retain all of the proceeds thereof shall be held in trust by such for the account of either (i) the other party or (ii) both parties, as applicable and shall immediately be either apportioned or delivered in its entirety, as the case may be, to such other party upon receipt thereof. The provisions of this Section 16.16 shall survive the Closing Date.



            THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK;
                           THE SIGNATURE PAGE FOLLOWS

   IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

                              SELLER:

                              I-90 HOTEL, INC.


                              By: ______________________
                                  Name:
                                  Title:

                              PURCHASER:

                              AMERICAN GENERAL HOSPITALITY
                              OPERATING PARTNERSHIP, L.P.,
                              a Delaware limited partnership.

                              By:   AGH GP, Inc., a Nevada corporation,
                                    its general partner

                                    By: _______________________
                                        Name:
                                        Title:

                              ACQ:

                              ACQ, INC.

                              By: ______________________
                                  Name:
                                  Title:

List of Exhibits
----------------

Exhibit A - Legal Description of Land
Exhibit B - The Sages Restaurant Escrow Agreement
Exhibit C - Form of Profits Interest Agreement
Exhibit D - Form of Tenant Estoppel Letter
Exhibit E - Form of Audit Representation Letter

The exhibits and/or schedules identified above which comprise a part of this
Exhibit 2.13 have not been included as part of this Exhibit. The Registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit upon request.